UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

Prelude Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powder Mill Road

Wilmington, Delaware, 19803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 467-1280

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 9, 2022, Prelude Therapeutics Incorporated, (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Jane Huang, M.D., age 49, as the President and Chief Medical Officer of the Company, effective on or about April 4, 2022 (the “Appointment Date”).

Prior to joining the Company, Dr. Huang served as Chief Medical Officer, Hematology of BeiGene, Ltd. (“BeiGene”), since September 2016. Prior to BeiGene, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016. Previously, she worked at Genentech, Inc from 2005 to March 2015, serving most recently as Group Medical Director. Dr. Huang has served as a director for Protara Therapeutics, Inc. since June 2021, and she currently serves as an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University in 1994 and her M.D. from University of Washington School of Medicine in 1998. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

In connection with Dr. Huang’s appointment as President and Chief Medical Officer, the Compensation Committee of the Board approved the Company’s entry into an employment agreement (the “Employment Agreement”) with Dr. Huang, which includes the following terms: (i) an initial annual base salary of $525,000 per year (the “Initial Base Salary”), (ii) an annual discretionary bonus of up to 50% of the Initial Base Salary (the “Target Bonus”), (iii) a restricted stock unit (the “RSU Award”) representing the opportunity to receive an aggregate of 150,000 shares of the Company’s common stock (“Common Stock”) with 1/4th of the shares underlying the RSU Award vesting on the one-year anniversary of the grant date, and 1/16th of the shares underlying the RSU Award vesting on a quarterly basis thereafter, among other benefits, and (iv) an option to purchase up to 460,000 shares of Company’s Common Stock (the “Option Award”) with 1/4th of the shares underlying the Option Award vesting and becoming exercisable on the one-year anniversary of the Appointment Date, and 1/48th of the shares underlying the Option Award vesting and becoming exercisable on a monthly basis thereafter. Additionally, in the event Dr. Huang experiences a termination of her employment without “Cause” or she resigns for “Good Reason” (each as defined in the Employment Agreement), provided that she executes and makes effective a release of claims against the Company and its affiliates, Dr. Huang will become entitled to (i) continued base salary for nine months, payable in accordance with the Company’s standard payroll practices; (ii) premium payments for continued healthcare coverage for up to nine months and (iii) a prorated portion of the Target Bonus as in effect as of the date such termination. In the event Dr. Huang experiences a termination without “Cause” or she resigns for “Good Reason” during the 12-month period following a change in control, or the 3-month period prior to a change in control, then in lieu of the foregoing, Dr. Huang would become entitled to (a) continued base salary for 12 months, payable in accordance with the Company’s standard payroll practices; (b) 100% of her annual target bonus; (c) premium payments for continued healthcare coverage for up to 12 months; and (d) 100% accelerated vesting her then-outstanding equity awards.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal year ending March 31, 2022.

The Company expects to enter into its standard form of indemnification agreement for directors and executive officers with Dr. Huang. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 4, 2020 and incorporated by reference herein.

There are no arrangements or understandings between Dr. Huang and any other persons, pursuant to which she was appointed as President and Chief Medical Officer, no family relationships among any of the Company’s directors or executive officers and Dr. Huang and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2022, the Company issued a press release announcing the appointment of Dr. Huang to the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 9, 2022, the Company also issued a press release announcing a clinical update and new preclinical data it plans to present at the 2022 American Association for Cancer Research Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release announcing the appointment of Jane Huang, dated March 9, 2022

99.2	Press Release announcing a clinical update and new preclinical data to be presented at the 2022 American Association for Cancer Research Annual Meeting, dated March 9, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: March 9, 2022	By:	/s/ Laurent Chardonnet
Laurent Chardonnet
Chief Financial Officer